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                                                                  Exhibit 3.1(b)

               AMENDED AND RESTAED CERTIFICATE OF INCORPORATION

                                      OF

                               THERASENSE, INC.


     THERASENSE, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

     FIRST:  The name of this corporation is TheraSense, Inc. (the
"Corporation").

     SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 1, 2000. A Certificate of Merger whereby TheraSense, Inc., a California corporation, was merged with and into this Corporation was filed with the Secretary of State of the State of Delaware on __________, 2000.

     THIRD: The Certificate of Incorporation of the Corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

     The name of this Corporation is TheraSense, Inc. (the "Corporation").

                                  ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company. The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE III

     The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

     This Corporation is authorized to issue two classes of stock, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares which this Corporation is authorized to issue is Two Hundred Five Million (205,000,000), of which Two Hundred Million (200,000,000) shares are Common Stock, $0.001 par value, and Five Million (5,000,000) shares are Preferred Stock, $0.001 par value.

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock, including without limitation authority to fix by resolution or resolutions, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued
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series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

     The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V

     The Corporation is to have perpetual existence.

                                  ARTICLE VI

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                  ARTICLE VII

     The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                 ARTICLE VIII

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Corporation shall indemnify to the fullest extent permitted by the law, any person made or threatened to be made a party, to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact the he or she, or his or her testator or intestate, is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or
any predecessor to the Corporation.   Neither any amendment nor repeal of this
Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this
Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE IX

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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                                   ARTICLE X

     At the election of directors of the Corporation, each holder of stock of any class or series shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

     The number of directors which constitute the whole Board of Directors of the Corporation shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. The Board of Directors shall be divided into three classes designated as Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

     Vacancies created by newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.

                                  ARTICLE XI

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE XII

     Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                 ARTICLE XIII

     Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles VIII, X or XII hereof, or this Article XIII, or any provision hereof or thereof, unless such amendment shall be approved by a majority of the directors of the Corporation.

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                                  ARTICLE XIV

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

     FOURTH: This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of this Corporation in accordance with Sections 242 and 245 of the General Corporation Law.

     FIFTH:   This Amended and Restated Certificate of Incorporation has been duly approved, in accordance with Section 242 of the General Corporation Law, by vote of the holders of a majority of the outstanding stock entitled to vote thereon.

     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on this ____ day of ____________, 2000.


                                         _______________________________________
                                         W. Mark Lortz
                                         Chief Executive Officer and President

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